UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2004 (June 8, 2004)

GLOBALSANTAFE 401(K) SAVINGS PLAN

(Exact name of registrant as specified in charter)

Not applicable	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

GlobalSantaFe Corporation 15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Item 4. Changes in Registrant’s Certifying Accountant

On June 8, 2004, as authorized by the Audit Committee of the Board of Directors of GlobalSantaFe Corporation, the GlobalSantaFe 401(k) Savings Plan (the “Plan”) (1) engaged Mann Frankfort Stein & Lipp Certified Public Accountants, LLP to serve as independent auditors for the Plan for the year ended December 31, 2003 and (2) dismissed the Plan’s existing independent registered public accountants, PricewaterhouseCoopers LLP.

The report of PricewaterhouseCoopers LLP on the Plan’s financial statements as of and for the years ended December 31, 2001, and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

In connection with its audit of the Plan’s financial statements as of and for the years ended December 31, 2001 and December 31, 2002, and through June 8, 2004, (i) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its audit report on the Plan’s financial statements as of and for the years ended December 31, 2001 and December 31, 2002 and (ii) there were no reportable events as defined in Regulation S-K 304(a)(1)(v).

The Plan has provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and has requested that PricewaterhouseCoopers LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the above statements. Attached as Exhibit 16.1 is a copy of such letter dated June 28, 2004.

During the years ended December 31, 2001 and December 31, 2002, and the subsequent interim period through June 8, 2004, the Plan did not consult with Mann Frankfort Stein & Lipp Certified Public Accountants, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

16.1 Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE 401(K) SAVINGS PLAN

Date: June 28, 2004	By:	/s/ Cheryl D. Richard
Cheryl D. Richard
Chairman of the Benefits Administrative Committee
GlobalSantaFe 401(k) Savings Plan

Index to Exhibits

Exhibit Number	Description
16.1	Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.